UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 20, 2020

CITRIX SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27084	75-2275152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

851 West Cypress Creek Road Fort Lauderdale, Florida	33309
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 267-3000

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $.001 par value per share	CTXS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act or Rule 12b-2 of the Exchange Act.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 20, 2020, Citrix Systems, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with BofA Securities, Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, as representatives of the underwriters named therein. The Underwriting Agreement provides for the issuance and sale by the Company of $750,000,000 aggregate principal amount of its 3.300% Senior Notes due 2030 (the “Notes”).

The Underwriting Agreement contains customary representations, warranties and covenants. These representations, warranties and covenants are not representations of factual information to investors about the Company or its subsidiaries, and the sale of any Notes pursuant to the Underwriting Agreement is not a representation that there has not been any change in the condition of the Company. The foregoing description of the terms of the Underwriting Agreement is not complete and is subject to, and qualified in its entirety by reference to, the complete terms and conditions of the Underwriting Agreement, which is filed as Exhibit 1.1 and is incorporated by reference herein.

On February 25, 2020, the Company completed its issuance and sale of the Notes pursuant to the Underwriting Agreement and an Indenture dated as of November 15, 2017 (the “Indenture”), as supplemented and amended by a Second Supplemental Indenture dated as of February 25, 2020 (the “Supplemental Indenture”), each between the Company and Wilmington Trust, National Association, as trustee. The Notes were issued and sold under the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-221309) and a related prospectus supplement and prospectus filed with the Securities and Exchange Commission.

The Company estimates that the net proceeds from the offering will be approximately $737.8 million, after deducting the underwriting discount and estimated offering expenses payable by the Company. The Company expects to use the net proceeds from this offering to repay amounts outstanding under its unsecured term loan credit agreement and, to the extent any net proceeds remain, for general corporate purposes.

The Notes are redeemable at the option of the Company, at any time in whole or from time to time in part, at the applicable redemption prices specified in the form of Note included in Exhibit 4.2 hereto (the “Form of Note”).

In addition, if a Change of Control Repurchase Event (as defined in the Form of Note) occurs with respect to the Notes, the Company will be required, subject to certain exceptions, to offer to repurchase all or any part of the Notes at a repurchase price equal to 101% of the aggregate principal amount of the Notes to be repurchased plus accrued and unpaid interest on such Notes to, but excluding, the repurchase date.

The foregoing description of the terms of the Notes is not complete and is subject to, and qualified in its entirety by reference to, the complete terms and conditions of the Supplemental Indenture and the Form of Note, which are filed as Exhibits 4.1 and 4.2 hereto, respectively, and are incorporated by reference herein. In connection with the issuance of the Notes, Sidley Austin LLP provided the Company with the legal opinion attached hereto as Exhibit 5.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of February 20, 2020, among the Company and BofA Securities, Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC.

4.1	Second Supplemental Indenture dated as of February 25, 2020 between the Company and Wilmington Trust, National Association, as trustee.

4.2	Form of 3.300% Senior Note due 2030 (included in Exhibit 4.1).

5.1	Opinion of Sidley Austin LLP relating to the Notes.

23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITRIX SYSTEMS, INC.

Dated: February 25, 2020	By:	/s/ Antonio G. Gomes
	Name:	Antonio G. Gomes
	Title:	Executive Vice President, Chief Legal Officer and Secretary